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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Long Beach Financial Corporation on Form S-8 our report dated February 14, 1997, appearing in the Prospectus of the Company dated April 28, 1997, and filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with the Company's Registration Statement on Form S-1 (No. 333-22013).

                                                     /s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Costa Mesa, California
May 30, 1997



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